EXHIBIT 99.1

THE BRINK’S COMPANY
Amendment to Corporate Governance Policies

POLICY WITH RESPECT TO WITHHELD VOTES IN AN UNCONTESTED ELECTION

Policy with Respect to Withheld Votes in an Uncontested Election
Any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following certification of the shareholder vote, tender his or her resignation to the Board for consideration in accordance with the following procedures, all of which procedures shall be completed within 90 calendar days following certification of the shareholder vote:

Committee Action

●   The Committee (as defined below) shall evaluate the best interests of the Company and shall recommend to the Board the action to be taken with respect to such tendered resignation.

●   The Committee recommendation may be, without limitation,

o   accepting the resignation,

o   rejecting the resignation and maintaining the director,

o   rejecting the resignation and maintaining the director but committing to seek to address and cure the underlying reasons reasonably believed by the Committee to have resulted in such director failing to receive the required number of votes "for" such director’s election, or

o   rejecting the resignation but resolving that the director will not be re-nominated in the future for election.

●   In reaching its recommendation, the Committee shall consider all factors it deems relevant, including, without limitation,

o   if available, the reasons why shareholders "withheld" votes from such director,

o   the length of service and qualifications of the director whose resignation has been tendered,

o   the director’s contributions to the Company,

o   compliance with New York Stock Exchange listing standards, and

o   these Corporate Governance Policies.

● If the Committee determines to recommend that the Board accept the resignation, the Committee shall also recommend to the Board whether to fill the resulting vacancy or reduce the size of the Board.

Board and Company Action

●   The Board shall act on the Committee’s recommendation and determine whether to accept or reject the director’s resignation. In acting on the Committee’s recommendation, the Board shall consider all of the factors considered by the Committee and such additional factors as it deems relevant.

●   Following the Board’s determination, the Company shall publicly disclose in a document furnished or filed with the SEC the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

General

●   A director who is required to tender his or her resignation in accordance with this policy shall not be present during deliberations or voting of the Committee or the Board regarding whether to accept his or her resignation.  Prior to voting, the Committee and the Board shall afford the affected director an opportunity to provide the Committee or the Board with any information that he or she deems relevant.

●   For purposes of this policy, the term “Committee” means (i) the Corporate Governance and Nominating Committee, provided none of whom is a director who is required to tender his or her resignation in accordance with this policy, or (ii) if clause (i) is not satisfied, a committee of at least three directors designated by the Board, each of the members of which is an independent director and none of the members of which is a director who is required to tender his or her resignation in accordance with this policy. However, if there are fewer than three independent directors then serving on the Board who are not required to tender their resignations in accordance with this policy, then the Committee shall be comprised of all of the independent directors and each independent director who is required to tender his or her resignation in accordance with this policy shall recuse himself or herself from the Committee and Board’s deliberations and voting with respect to his or her individual resignation.

●   The foregoing procedures shall be summarized and disclosed each year in the proxy statement for the Company’s annual meeting of shareholders.

Adopted:     February 22, 2011